EXHIBIT 31.1

Certification by the Chief Executive Officer Pursuant

to Section 302 of the Sarbanes-Oxley Act of 2002

I, William A. Coskey, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of ENGlobal Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 25, 2019	/s/ William A. Coskey
William A. Coskey
Chief Executive Officer